Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

                HW Electro Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares(3)	Rule 457(o)	–	–	$19,090,000	0.0001531	$2,922.68
	Total Offering Amounts					$19,090,000		$2,922.68
	Total Fees Previously Paid							$0
	Total Fee Offset							$2,698.87
	Net Fee Due							$223.81

(1)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-276132). Each ADS represents one ordinary share.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs to cover over-allotments, if any.

(3)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	HW Electro Co., Ltd.	F-1	333- 275413(a)	11/08/2023		$2,698.87	Equity	Ordinary Shares	Ordinary Shares	$18,285,000
Fee Offset Sources	HW Electro Co., Ltd.	F-1	333- 275413		11/08/2023						$2,698.87

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-275413) was initially filed on November 8, 2023 and was declared effective on December 29, 2023. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on April 26, 2024.